U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

AVANI INTERNATIONAL GROUP INC.

(Name of Small Business Issuer in its charter)

Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

108-2419 Bellevue Ave. West Vancouver, B.C. V7V 4T4 Canada

(Address of principal executive offices)              (Zip Code)

Registrant's telephone number (604)-913 2386

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Avani International Group Inc. (“Company”) is filing this amendment (the “Amendment”) to its Form 8-K as filed on November 30, 2010 (the “Original Filing”). The Original Filing disclosed an event under Item 4.02 Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review. This Amendment discloses the more significant changes to 2008 audited financial statements as a result of the re-audit by the Company’s new auditor (Please refer to the Original Filing and below for additional information concerning this matter). This Amendment also discloses the revised timing on the filing of the Company’s amended Form 10-K and Form’s 10-Q described below.

Except as otherwise provided, this Amendment does not modify or update the disclosures made in the Original Filing in any way.

Item 4.02  Non-Reliance of Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2009, as reported by the Company under Form 8-K filed on November 12, 2009, it appointed Saturna Group Chartered Accountants LLP. (“Saturna Group”), located in Vancouver, British Columbia, Canada as the Company’s new independent accounting firm.

Due to the unwillingness of the Company’s former auditor, Jeffrey Tsang & Co., to reissue its 2008 audit opinion, which was required to be included in the Company’s Form 10-K for 2009, the Company recently engaged Saturna Group to re-audit its 2008 financial statements. In the course of its re-audit, on November 16, 2010, Saturna Group advised the Company’s Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2008 contained material errors which affect all subsequent financial statement filings. The Company has discussed this matter with Saturna Group, but did not discuss these matters with Jeffrey Tsang & Co., due to the former auditors’ uncooperative attitude. As a result, the Company decided to restate its previously filed financial statements. The Company will be amending its annual report on Form 10-K for the year ended December 31, 2009 which will contain the restated fiscal 2008 figures as well as quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. The quarterly report on Form 10-Q for the quarter ended September 30, 2010 reflects all of the restatements so it will not need to be amended.

The more significant errors found during the re-audit of the fiscal 2008 financial statements are as follows:

1. 2008 Consolidated Balance Sheet. Total assets, as restated, for the 2008 period were reduced to $957,377 from $1,047,250. The reduction in assets, as restated is due principally to the elimination of; (a) property, plant and equipment in the amount of $80,304 and (b) intangible assets in the amount of $10,333.

2. 2008 Consolidated Statement of Operations. (a) Net loss, as restated, for the 2008 period was increased to $297,405 from $229,674. The increase in net loss, as restated, is due principally to the elimination of bad debt recovery of $77,086. (b)  It was determined that foreign exchange translation was incorrectly handled.  Foreign exchange translation was recalculated and is no longer included in other comprehensive income. The result was the originally recorded comprehensive income of $32,737 was eliminated and a foreign exchange loss of $24,819 was recognized in the statement of operations.

The Company is in the process of preparing restated financial statements as noted above that will be included in the amended Form 10-K and Form 10-Q filings, which are expected to be filed on or before January 12, 2011.

The Company provided Saturna Group with a copy of the disclosure it is making under this Item 4.02, and has requested that Saturna Group furnish to the Company as promptly as possible a letter addressed to the Securities and Exchange Commission stating whether Saturna Group agrees with the statements made in this Item 4.02 and, if not, stating the respects in which it does not agree.

A copy of the letter of Saturna Group is filed as an Exhibit to the Original Filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

January 7, 2010

/s/ Michael Cartmel

Michael Cartmel

Chairman

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